Exhibit 99.1

CENTRICUS ACQUISITION CORP. ANNOUNCES THE SEPARATE TRADING OF ITS CLASS A ORDINARY SHARES AND WARRANTS, COMMENCING ON MARCH 29, 2021

London, United Kingdom, March 26, 2021 – Centricus Acquisition Corp. (Nasdaq: CENHU) (the “Company”) today announced that, commencing on March 29, 2021, holders of the units (the “Units”) sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares (the “Ordinary Shares”) and warrants (the “Warrants”) included in the Units.

The Ordinary Shares and Warrants received from the separated Units will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbols “CENH” and “CENHW”, respectively. Units that are not separated will continue to trade on Nasdaq under the symbol “CENHU”. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Warrants.

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated separate trading of the Company’s Ordinary Shares and Warrants. No assurance can be given that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Centricus Acquisition Corp.

Finsbury – James Leviton

centricus@finsbury.com